UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2025

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL (Address of principal executive offices)	33137 (Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2025, the Board appointed Guoquan (Paul) Huang to serve on the board of directors, effective upon the closing of the Private Placement and the satisfactory completion of a background check, as a Class II director for a term expiring at the 2026 annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal or as otherwise provided in the bylaws of the Company. The Private Placement closed on April 11, 2025 and the background check was satisfactorily completed on April 16, 2025.

Mr. Huang, 45, has been an Assistant Professor (2014-2020) and Associate Professor (2020-present) of Mechanical Engineering (ME) and Computer and Information Sciences (CIS) at the University of Delaware (UD), where he leads the Robot Perception and Navigation Group (RPNG). His research interests center on nonlinear estimation and spatial computing for autonomous robots and extended reality (XR). Mr. Huang is experienced in the fields of simultaneous localization and mapping (SLAM) and visual-inertial systems, renowned for developing innovative, state-of-the-art solutions that combine theoretical elegance and practicality. Many of his contributions have been incorporated into real-world systems and products. He co-led the research and development efforts for autonomous food delivery at Meituan during his sabbatical leave from 2020 to 2022. Mr. Huang has been constantly recognized among the AI 2000 Scholars, Highly Ranked Scholars, and World Top 2% Scientists. He was also the recipient of a number of prestigious best paper awards, including the ICRA 2022 Best Paper Award (Navigation), 2022 GNC Journal Best Paper Award, and the Finalists of the ICRA 2024 Best Paper Award (Robot Vision), RSS 2023 Best Student Paper Award, ICRA 2021 Best Paper Award (Robot Vision), and RSS 2009 Best Paper Award. He has served as an Associate Editor for the IEEE Transactions on Robotics (T-RO), IEEE Robotics and Automation Letters (RA-L), and IET Cyber-Systems and Robotics (CSR). Mr. Huang held a Postdoctoral Associate position at MIT’s Computer Science and Artificial Intelligence Laboratory (CSAIL), and holds a Ph.D. and M.Sc. in Computer Science from the University of Minnesota–Twin Cities.

Mr. Huang was appointed to the Board pursuant to the Purchase Agreement and recommended by Purchasers that purchased at least 50.1% in interest of the Shares and the Pre-Funded Warrants based on the initial subscription amounts under the Purchase Agreement. There is no other arrangement or understanding between Mr. Huang and any other person pursuant to which Mr. Huang was selected as a director, and there are no family relationships between Mr. Huang and any of the Company’s directors or executive officers. Mr. Huang will be compensated for his service as a director in accordance with our director compensation policy. There are no transactions involving Mr. Huang that would require disclosure pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: April 22, 2025	By:	/s/ Stephen Hood
Stephen Hood
Chief Executive Officer and President

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